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                                                                      EXHIBIT 11

                                  OUTPOST.COM

                         COMPUTATION OF LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

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                                                                                            THREE MONTHS ENDED
                                                                                                 MAY 31,
                                                                                           --------------------
                                                                                              2001       2000
                                                                                           --------    -------
Basic and diluted:

     Net loss...........................................................................   $(27,442)   $(7,365)
                                                                                           ========    =======
     Basic and diluted weighted average shares outstanding..............................     31,667     28,014
                                                                                           ========    =======
     Basic and diluted net loss per share...............................................   $  (0.87)   $ (0.26)
                                                                                           ========    =======
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